Exhibit 99.1

Press Release December 1, 2025	7575 W. Jefferson Blvd. Fort Wayne, IN 46804

Steel Dynamics Completes Acquisition of the Remaining 55% Ownership

Interest in New Process Steel

FORT WAYNE, INDIANA, December 1, 2025 / PRNewswire / Steel Dynamics, Inc. (NASDAQ/GS: STLD) today announced its completion of the acquisition of the remaining 55% equity interest in New Process Steel, L.P. (“New Process Steel” or “New Process”). New Process Steel is a metals solutions and distribution supply-chain management company headquartered in Houston, Texas, with a focus toward growing its value-added manufacturing applications.

“The acquisition of New Process expands our exposure to value-added manufacturing opportunities, while continuing to serve our other long-standing flat rolled steel customer needs,” stated Mark D. Millett, Chairman and Chief Executive Officer. “New Process has a reputation for high-quality standards and strong customer relationships. With this next step, we believe New Process will continue to have value-added manufacturing growth opportunities. We welcome the New Process teams to the Steel Dynamics family.”

New Process Steel Investment Overview

New Process Steel is a prominent North American metal products manufacturer and supply-chain solutions provider, headquartered in Houston, Texas, with two manufacturing locations in Mexico and four manufacturing locations in the U.S., two of which are located at Steel Dynamics’ Butler, Indiana and Columbus, Mississippi divisions. New Process Steel was purchased in 1952 by Gene Fant, the father of New Process’ Chief Executive Officer, Richard Fant. Richard Fant has significantly grown, modernized, and diversified New Process during his over 25-year tenure as CEO. New Process employs approximately 1,275 individuals and is currently Steel Dynamics’ single largest flat roll steel customer.

About Steel Dynamics, Inc.

Steel Dynamics is a leading industrial metals solutions company, with facilities located throughout the United States, and in Mexico. The company operates using a circular manufacturing model, producing lower-carbon-emission, quality products with recycled scrap as the primary input. Steel Dynamics is one of the largest domestic steel producers and metal recyclers in North America, combined with a meaningful downstream steel fabrication platform. The company is also currently investing in aluminum operations to further diversify its product offerings, with plans to supply aluminum flat rolled products with high recycled content to the countercyclical sustainable beverage can industry, in addition to the automotive and industrial sectors. Steel Dynamics is committed to operating with the highest integrity and to being the safest, most efficient producer of high-quality, broadly diversified, value-added metal products.

Forward-Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in domestic or global economies, conditions in steel, aluminum, and recycled metals market places, Steel Dynamics’ revenues, costs of purchased materials, future profitability and earnings, and the operation of new, existing or planned facilities. These statements, which we generally precede or accompany by such typical conditional words as “anticipate”, “intend”, “believe”, “estimate”, “plan”, “seek”, “project”, or “expect”, or by the words “may”, “will”, or “should”, are intended to be made as “forward-looking”, subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These statements speak only as of this date and are based upon information and assumptions, which we consider reasonable as of this date, concerning our businesses and the environments in which they operate. Such predictive statements are not guarantees of future performance, and we undertake no duty to update or revise any such statements. Some factors that could cause such forward-looking statements to turn out differently than anticipated include: (1) domestic and global economic factors; (2) global steelmaking overcapacity and imports of steel, together with increased scrap prices; (3) pandemics, epidemics, widespread illness or other health issues; (4) the cyclical nature of the steel industry and the industries we serve; (5) volatility and major fluctuations in prices and availability of scrap metal, scrap substitutes and supplies, and our potential inability to pass higher costs on to our customers; (6) cost and availability of electricity, natural gas, oil, and other energy resources are subject to volatile market conditions; (7) increased environmental, greenhouse gas emissions and sustainability considerations from our customers and investors or related regulations; (8) compliance with and changes in environmental and remediation requirements; (9) significant price and other forms of competition from other steel and aluminum producers, scrap processors and alternative materials; (10) availability of an adequate source of supply of scrap for our metals recycling operations; (11) cybersecurity threats and risks to the security of our sensitive data and information technology; (12) the implementation of our growth strategy; (13) our ability to retain, develop, and attract key personnel; (14) litigation and legal compliance; (15) unexpected equipment downtime or shutdowns; (16) governmental agencies may refuse to grant or renew some of our licenses and permits; (17) our senior unsecured credit facility contains, and any future financing agreements may contain, restrictive covenants that may limit our flexibility; and (18) the impacts of impairment charges.

More specifically, we refer you to our more detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K under the headings Special Note Regarding Forward-Looking Statements and Risk Factors, in our Quarterly Reports on Form 10-Q, or in other reports which we file with the Securities and Exchange Commission. These reports are available publicly on the Securities and Exchange Commission website, www.sec.gov, and on our website, www.steeldynamics.com under “Investors – SEC Filings.”

Contact: Investor Relations — +1.260.969.3500